EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of this 4th day of February, 2000 by and between Upstate Bancshares Corporation (the "Company"), and Marvin Boyd ("Employee").

     WHEREAS the Company wishes to employ Employee under the terms set forth herein;

     WHEREAS Employee wishes to be employed by the Company under the terms set forth herein;

     NOW THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the Company and Employee agree as follows:

     1.   Definitions.   The  following  terms  shall  have  the   corresponding
definitions when used herein:

     Cause. Cause shall mean Poor Job Performance, fraud, gross negligence, dereliction of duties, intentional misconduct, intentional material damage to the property or business of the Company, or the commission of a felony (for which the Company only needs to have reasonable grounds for its belief). Cause shall also arise if applicable regulatory authorities fail to confirm Employee as President and Chief Executive Officer of the Company or issues a directive prohibiting Employee from serving as President and Chief Executive Officer of the Company.
     Confidential Information. Confidential Information shall mean all business and other information relating to the business of the Company or the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret or proprietary information and is separately protectable at law or in equity as a trade secret or proprietary information. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.
     Disabled or Disability. Disabled or Disability shall mean the sufferance or contraction by Employee of an illness or other injury which, with or without reasonable accommodation, prevents him from performing the essential functions of his job and duties as described herein for a consecutive period of three (3) months or more. If there should be any dispute between the parties as to the Employee's physical or mental disability at any time, such question shall be settled by the majority opinion of three impartial reputable physicians, one of whom shall be selected by the Company, another by the Employee, and the third by the two physicians selected by the Company and the Employee. The certificate of two such physicians as to the matter in dispute shall be final and binding on the parties.
     Person. Person shall mean any individual, corporation, Company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

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

     Poor Job Performance. Poor Job Performance shall mean the failure of Employee to perform in accordance with the standards applicable to Employee as reasonably established by the Board of Directors of the Company.

     2. EMPLOYMENT. The Company hereby agrees to employ Employee, subject to the terms and conditions contained herein, in the capacity of President and Chief Executive Officer. Employee hereby agrees to serve the Company in such capacity upon the terms and conditions contained herein. The Company hereby agrees to provide Employee with office facilities, personnel and other amenities reasonably necessary to perform his duties hereunder. On or before March 1, 2000, Employee agrees to become a resident of (and principally reside in) Greenville County or Spartanburg County. The Company also agrees to cause Employee to be appointed President and Chief Executive Officer of the Company's subsidiary bank.

     The Company agrees to nominate Employee as part of management's slate to serve on the Board of Directors of the Company, such service to be on the same terms as outside directors.

     3. TERM. This Agreement shall have a term of three years commencing as of the date hereof.

     4. EMPLOYEE RESPONSIBILITIES. Employee agrees during the term of his employment hereunder to devote all of his business time, attention and energy (other than an minor amount of time to passive investments and similar matters) to the business of the Company and to use his best efforts, skills and abilities to promote the Company's business and interests and to perform such duties consistent with the position to which he has been appointed.

     5. COMPENSATION. The Company shall pay Employee and Employee shall accept from the Company the compensation set forth below in full payment for services rendered by him hereunder, including, without limitation, all services as an officer of the Company or any of its affiliates.
     (a) The Company shall pay to Employee, as base pay, a salary at an annual rate of $75,000, which amount will be increased a minimum of 7% per year. (However, this shall not preclude the directors from increasing the base salary in excess of the 7%.) Such compensation shall be payable in accordance with customary payroll practices of the Company (but not less often than monthly).
     (b) The Company may pay Employee such bonuses as shall be determined solely by the Company's Board of Directors based on its assessment of Employee's job performance. Notwithstanding the foregoing:
     (i) on the second anniversary hereof, the Company shall pay Employee a bonus equal to 5% of the Company's net income in the four quarters immediately preceding such second anniversary so long as (x) the ratio of the Company's nonperforming assets to total loans is less than 1.0% and (y) the Company's principal banking subsidiary has a CAMELS rating of 2 or better; and
     (ii) on the third anniversary hereof, the Company shall pay Employee a bonus equal to 5% of the Company's net income in the four quarters immediately preceding such third anniversary so long as (x) the ratio of the Company's nonperforming assets to total loans is less than 1.25% and (y) the Company's principal banking subsidiary has a CAMELS rating of 2 or better; and
     (c) Employee shall be paid a car allowance of $400 per month for the first year of the term of this Agreement and $500 per month thereafter.
     (d) The Company shall purchase and maintain a $300,000 life insurance policy on Employee, naming as beneficiary, the person of Employee's choosing.

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     (e)  Employee  shall  be  entitled  to such  employee  benefits  (including insurance) and other compensation as are applicable to other executive officers of the Company who are similar to Employee in position and authority, including any welfare and pension benefit plans adopted by the Company. The Company shall reimburse Employee for all payments currently being made by him pursuant to COBRA, until such time as the Company shall establish its own benefit plans. The parties agree to negotiate in good faith with a view toward the establishment by January 2001 of a mutually acceptable retirement plan for Employee. Until the establishment of a retirement plan, the Company agrees to contribute $400 per month into a self-directed retirement plan of Employee's choice.
     (f) Upon the completion of the Company's initial public offering (the "IPO"), the Company shall grant to Employee options to purchase 30,000 shares of common stock having the terms set forth on Exhibit A.
     (g)   Employee   shall  be  entitled   to   reimbursement   of   reasonable
Company-related expenses.
     (h) Employee shall be paid a signing bonus of $5,000.

     6. VACATION. Employee shall be entitled to paid vacation of an aggregate of three weeks (15 business days) during the first year of the term of this Agreement, and four weeks (20 business days) thereafter; provided that such vacation shall not interfere with the performance of his duties hereunder.

     7. TERMINATION. This Agreement shall continue in effect for the term set forth in Paragraph 3 unless:

     (a) the parties mutually agree to terminate this Agreement prior to the expiration of its term;
     (b)  Employee terminates his employment hereunder on 180 days' notice;
     (c)  Employee is terminated for Cause;
     (d) Employee dies or becomes Disabled. In the event that Employee becomes Disabled, the Company, at its option, may at any time thereafter terminate this Agreement by serving ninety (90) days' prior written notice thereof on Employee. Employee's rights under this Agreement shall terminate and come to an end upon the date set forth in said notice as if such date were the termination date of this Agreement. However, if prior to the date specified in such notice, Employee's illness or incapacity shall have been terminated such that he is no longer Disabled and Employee shall have taken up and is performing such duties on a full-time basis, Employee shall be entitled to resume employment hereunder as though such notice had not been given.

The Company shall give Employee at least 360 days prior notice of its intent not to renew this Agreement at the end of its three year term. If such notice is not given, this Agreement shall automatically renew for an additional three year period on the same terms in effect at the end of its initial term.

     8. EFFECT OF TERMINATION. Except as otherwise provided in this Agreement, upon the termination of Employee's employment hereunder, Employee shall not be entitled to receive any further compensation other than accrued benefits under Company variable compensation or pension plans, if any, and shall be completely relieved of his positions with the Company, its subsidiaries and affiliates,

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including any offices or  directorships  in such entities which Employee  holds;
provided, however, that this provision shall not relieve either party from its obligations hereunder or liability in the event of a breach of such provisions.

     9. CONFIDENTIALITY. Employee will not at any time either during the term of this Agreement or thereafter, except as authorized by the Company or required by applicable law, divulge, furnish or make accessible to any person, firm, corporation or other entity any Confidential Information.

     10. RETURN OF INFORMATION. Employee, upon the termination of his employment, irrespective of the time, manner or cause of termination will surrender and deliver to the Company all lists, books, records and data of every kind relating to or in connection with the customers and business of the Company and/or any subsidiary or affiliate of the Company group and all property belonging to the Company and/or any subsidiary or affiliate of the Company which are in his possession or under his control.

     11. IRREPARABLE INJURY. Employee acknowledges that his compliance with his duties and obligations hereunder is necessary to protect the goodwill and other proprietary interests of the Company and the purposes and essence of this Agreement. Employee acknowledges that a breach of his duties and obligations hereunder will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and agrees that, in the event of any breach of any of the aforesaid duties and obligations, the Company and its successors and assigns shall be entitled to equitable relief and to such other and further relief as may be proper.

     12. ASSIGNABILITY. Employee recognizes that this Agreement is personal to the Company and none of Employee's obligations under this Agreement may be assigned or delegated by him. The Company may assign all of its rights and obligations hereunder by operation of law or upon the sale of all or substantially all of its assets and business, and it shall be a condition of any such assignment that the purchaser agree to assume all obligations of the Company hereunder. The Company may also assign all of its rights and obligations hereunder to its principal banking subsidiary.

     13. SUCCESSORS TO THE COMPANY. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement).

     14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or as shown by other reasonable proof of receipt:

         To Employee:      Marvin Boyd
                           ___________________________
                           ___________________________

         To Company:       ___________________________
                           ___________________________
                           ___________________________


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
     15. MISCELLANEOUS. This Agreement constitutes the whole agreement among the parties and shall be construed in accordance with the laws of the State of South Carolina. No variation hereof and no discharge of the terms hereof shall be deemed valid except as in writing and signed by the parties hereto. No waiver by the Company or Employee of any breach by Employee or the Company of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or any subsequent time. In the event any provision of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

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


     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.


Witness                                     Security Bancshares, Inc.


________________________            By:     /s/
                                               Chairman



Witness                                     MARVIN BOYD


________________________                    /s/ Marvin Boyd
                                            An Individual


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                        EXHIBIT A - Description of Option

Number and Type: Option to purchase 30,000 shares of Company common stock. The options may be either incentive stock options or non-incentive stock options (within the contemplation of the Internal Revenue Code of 1986, as amended) at the election of Employee.

Exercise Price: $10 per share

Term: 10 years from the date of grant

Vesting: 1/3 on each of the first, second and third anniversaries of the date of grant so long as Employee is employed by Company on such anniversaries; provided, that 10,000 options shall not vest and shall be canceled if, during the quarter immediately prior to the second anniversary of IPO, the
     (x) the ratio of the Company's nonperforming assets to total loans is 1.0% or greater and (y) the Company's principal banking subsidiary has a CAMELS rating of 3 or worse; provided, further that 10,000 options shall not vest and shall be canceled if during the quarter immediately prior to the third anniversary of IPO, if the (x) the ratio of the Company's nonperforming assets to total loans is 1.25% or greater and (y) the Company's principal banking subsidiary has a CAMELS rating of 3 or worse. These options may be reclaimed if the Company's ratio of nonperforming assets to loans and CAMELS rating are brought back within the range indicated above for a period of two consecutive quarters during the two years immediately following the cancellation of options.

Termination: In the event that Employee's employment with the Company is terminated for any reason (including death or disability), the options shall be exercisable (or reclaimable) for a period of three months thereafter by Employee or his representative, but only to the extent that they were exercisable (or reclaimable) at the date of termination.

Assignability: Not assignable except pursuant to the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order.

Other Matters: These options shall be evidenced by a written option grant having such other terms as are typical of options of this type and not inconsistent with the foregoing provisions of this Exhibit A.